EXHIBIT 23 (a)

INDEPENDENT AUDITORS' CONSENT



Board of Directors
Airborne Freight Corporation
Seattle, Washington

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Airborne Freight Corporation relating to 1,950,000 shares of common stock and 1,950,000 preferred stock purchase rights issuable under the 1994 Airborne Key Employee Stock Option and Stock Appreciation Rights Plan of our report, dated February 10, 1995, on the consolidated financial statements of Airborne Freight Corporation and subsidiaries appearing on page 16 of the Company's 1994 Annual Report to Shareholders and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation of our report dated March 27, 1995, on the schedule to such consolidated financial statements contained in such Annual Report on Form 10-K.



/s/Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP


Seattle, Washington
April 27, 1995